EXHIBIT 99.1
Denver, Colorado — November 1, 2005
Apartment Investment and Management Company
Announces Third Quarter 2005 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced third quarter 2005 results including:
•	Net income was $26.4 million, compared with $163.2 million in the third quarter 2004. The $136.8 million decrease in net income was primarily a result of $161.5 million lower gains on dispositions of real estate related to both consolidated and unconsolidated property sales and $27.7 million higher depreciation expense, partially offset by $23.3 million improved property net operating income. Earnings per share (EPS) was $0.05 on a diluted basis, compared with $1.48 in the third quarter 2004, based on net income attributable to common shareholders.

•	Funds from operations (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO (diluted) before impairment and preferred redemption charges was $61.9 million, or $0.65 per share. FFO includes a charge of $0.02 per share related to damage caused by hurricanes Katrina and Rita. Excluding this charge, FFO met the low end of Aimco’s guidance range. FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $55.2 million, or $0.58 per share, compared with $73.8 million, or $0.78 per share, in the third quarter 2004. Under the NAREIT definition, FFO deducts charges related to impairment losses from real estate assets sold or held for sale and charges related to the redemption of preferred securities (each adjusted for minority interest in Aimco Operating Partnership) of $0.07 and $0.11 per share in the third quarter 2005 and third quarter 2004, respectively. Third quarter 2005 impairment charges relate primarily to a planned sale of nine student housing properties. Comparatively, FFO included hurricane related charges of $0.02 and $0.07 per share in the third quarter 2005 and third quarter 2004, respectively.

•	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $37.5 million, or $0.40 per share, compared with $62.2 million, or $0.66 per share, in the third quarter 2004. AFFO includes deductions of $0.25 and $0.23 per share for capital replacement expenditures in the third quarter 2005 and third quarter 2004, respectively.
Diluted Per Share Results

	THIRD QUARTER		YEAR-TO-DATE
	2005	2004	2005	2004

Earnings (loss) — EPS	$0.05	$1.48	($0.11)	$1.34

Funds from operations — FFO	$0.58	$0.78	$1.88	$2.07

FFO before impairment and preferred redemption charges	$0.65	$0.89	$1.99	$2.21

Adjusted funds from operations — AFFO	$0.40	$0.66	$1.33	$1.69

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco had a solid third quarter: increased occupancies position the portfolio for significant increases in fourth quarter and 2006 profitability; redevelopment is ramping up; and progress on entitlements offers the potential for substantial increases to Net Asset Value.”
Business Components — Conventional Operations and Aimco Capital
CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the third quarter 2005, this portfolio had 566 properties with 160,327 units in which Aimco had a weighted average ownership of 81%. During the third quarter 2005, conventional real estate operations generated net operating income of $161.2 million.
“Same Store” Results
The “Same Store” portfolio is a sub-set of total conventional properties. In the third quarter 2005, the “Same Store” portfolio included 481 communities with approximately 112,788 effective units based on Aimco’s weighted average ownership of 82% (see Supplemental Schedules 6a through 7).
Comparing “Same Store” results in the third quarter 2005 with the third quarter 2004, total revenue increased $16.0 million, or 6.4%. The increase in revenue was generated by: higher occupancy, up 270 basis points from 90.7% to 93.4%; higher average rent, up $20 per unit, or 2.7%, from $744 per unit to $764 per unit; and lower bad debt, down $0.4 million. “Same Store” expenses of $120.4 million increased by $6.7 million, or 5.9%, compared with the third quarter 2004. Increased expenses were primarily due to: $2.7 million of increased personnel costs mostly related to leasing staff; $0.9 million increased utility costs; $0.7 million of increased unit turnover costs; and $4.4 million of higher property taxes; which were partially offset by lower repairs and maintenance and lower property insurance costs. “Same Store” portfolio net operating income was $145.8 million for the third quarter 2005, up 6.8% from the third quarter 2004. Third quarter 2004 expenses included $1.2 million related to hurricanes. Excluding the effect of hurricanes in the prior year results, “Same Store” expenses increased 7.0% and “Same Store” net operating income increased 5.9%.
Same Store Operating Results

	THIRD QUARTER
	Year-over-year			Sequential
	2005	2004	Variance	2nd Qtr 2005	Variance

Same Store Operating Measures

Average Physical Occupancy (1)	93.4%	90.7%	+270bp	91.0%	+240bp

Average Rent Per Unit	$764	$744	+2.7%	$756	+1.1%

Total Same Store ($mm)

Revenue	$266.2	$250.2	+6.4%	$256.5	+3.8%

Expenses	(120.4)	(113.7)	+5.9%	(113.4)	+6.2%

NOI	$145.8	$136.5	+6.8%	$143.1	+1.9%

(1)	As of the first quarter 2005, Aimco’s reported occupancy represents the daily weighted average for the quarter. Comparable prior periods have been calculated accordingly. Previously, reported occupancy was as of the end of the month and average occupancy for a quarter was the arithmetic average of the three, month-end occupancies.

Comparing “Same Store” results on a sequential basis, total revenue increased $9.7 million in the third quarter 2005 compared with the second quarter 2005, driven primarily by a 240 basis point increase in occupancy and a 1.1% increase in rental rate. Expenses increased $7.0 million, primarily due to higher unit turnover costs related to increased occupancy, higher utilities and higher worker’s compensation costs. Net operating income increased $2.7 million, or 1.9%, on a sequential basis.
Going forward into the heating season, the higher cost of electricity and natural gas is expected to increase utility expenses compared with the 2004/2005 heating season. Aimco’s primary exposure to these rising costs comes from the cost to heat apartment property common areas and to heat individual apartments where the cost is not borne by the resident. At the end of the third quarter 2005, Aimco had approximately 18,000 conventional apartments, 11% of the conventional portfolio, where the heating cost is Aimco’s responsibility and is not reimbursed by the resident. Aimco expects its fourth quarter 2005 total utilities expense, including expenses for affordable properties, to be higher than previously expected by approximately $0.015 to $0.02 per share. Based on expected consumption, Aimco has fixed rates for nearly 80% of its natural gas exposure through March 2006 and has fixed rates for nearly 50% of its natural gas exposure through March 2007.
CORE PROPERTIES — Core properties (defined in the glossary) offer the potential for long-term growth at higher rates of return. These properties are predominantly located in coastal and sun-belt states as well as the Rocky Mountain region and Chicago. In the third quarter 2005, core properties accounted for 80% of conventional operations net operating income. Core properties within the “Same Store” portfolio had better operating characteristics than non-core properties (defined in the glossary). Core property average rent was $872 per month, average occupancy was 94.8% and the operating margin was 58.4% compared with non-core, which had average monthly rent of $587, average occupancy of 91.0% and an operating margin of 43.9%
UNIVERSITY COMMUNITIES — Aimco’s University Communities portfolio includes 20 properties with 5,596 units. Aimco seeks to own properties in close proximity to major universities. The company is currently in negotiations to sell nine properties having 2,167 units. In September 2005, University operations had “Same Store” occupancy of 96.6% and average rent of $597, up from 95.4% and $568, respectively, in September 2004.
AIMCO CAPITAL — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.
Affordable Property Operations
At the end of the third quarter 2005, Aimco’s owned affordable portfolio included 371 properties with 44,351 units in which Aimco had a weighted average ownership of 41%. During the third quarter 2005, affordable property operations generated net operating income of $19.9 million and property management net operating income of $3.6 million. On a year-over-year basis, third quarter average month-end occupancy increased 80 basis points from 95.2% to 96.0%, and average rent per unit increased 2.3% from $654 to $669 per unit.
Affordable Asset Management and Transactional Activity
Aimco Capital generates activity fees from transactional activities (including tax credit redevelopments, syndications, dispositions and refinancings), and asset management income from the financial management of affordable real estate partnerships. Aimco Capital activity fee and asset management net operating income was $4.9 million in the third quarter 2005 compared with $3.6 million in the third quarter 2004, and $14.4 million year-to-date 2005 compared with $14.6 million year-to-date 2004.
Portfolio Management and Redevelopment Activity
Acquisitions — In the third quarter 2005 Aimco acquired the Mustang Village apartments located in San Luis Obispo, California. Mustang Village is a 514-unit community located adjacent to California Polytechnic State University. The $70.8 million acquisition was made through Aimco’s joint venture with the California State Teachers’ Retirement System.

The Palazzo East property located in the Mid-Wilshire area of Los Angeles continues to lease-up, reaching 73.5% occupancy at the end of October.
Year-to-date Aimco has purchased seven properties including 1,526 units for a total purchase price of $352 million, plus Chestnut Hall for which the purchase price was not disclosed. During the third quarter 2005, Aimco also purchased for an aggregate of $4.4 million additional limited partnership interests in 58 partnerships that own 122 properties. See Supplemental Schedule 8 for additional information on acquisition activity.
Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria and are typically located in markets that Aimco seeks to exit. These properties are considered non-core and Aimco seeks to hold them over the intermediate term.
In the third quarter 2005, Aimco sold 24 non-core conventional properties and 12 affordable properties with 4,867 and 1,511 units, respectively, for $334 million in gross proceeds (Aimco share $276 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $130 million. Year-to-date Aimco sold 32 conventional properties and 33 affordable properties for gross proceeds of $523 million (Aimco share $403 million) and exited five markets. See Supplemental Schedule 8 for additional information on disposition activity.
Gain on Dispositions — Aimco’s property dispositions resulted in total gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and net gains within discontinued operations), net of related taxes, of $50.5 million for the third quarter 2005, compared with gains of $201.2 million for the third quarter 2004.
REDEVELOPMENT ACTIVITY — Aimco continues to expand its redevelopment activity. At quarter-end, Aimco’s Redevelopment and Construction Services groups had 50 projects at various stages of redevelopment, including 33 conventional projects and 17 affordable projects. During the third quarter 2005, redevelopment expenditures totaled $57.0 million (Aimco share $46.1 million) and Aimco initiated four new moderate conventional projects. The Flamingo South Beach project reached stabilization during the third quarter 2005 with occupied and pre-leased units at 93% at quarter-end. Belmont Place in Marietta, Georgia reached stabilization five quarters ahead of schedule with occupied and pre-leased units at 96% at quarter-end. At quarter-end, Aimco’s pipeline of identified redevelopment opportunities included 120 properties for an estimated redevelopment cost of approximately $1 billion, which the company plans to complete over the next five years. Further information on redevelopment projects is provided in Supplemental Schedule 10.
ENTITLEMENT ACTIVITY — Aimco has additional development opportunity tied to successful entitlement activity. During the third quarter, Aimco continued its progress on improving the permitted density and zoning use for several properties. For example, at Spring Hill Lake located in Greenbelt, Maryland, Aimco received City of Greenbelt and Prince Georges County Planning Board approvals for its conceptual site plan that entails increasing the density from 2,900 to 5,800 units.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated from management of properties in which Aimco has unconsolidated interests. Property management net operating income was $4.2 million in the third quarter 2005 compared with $6.0 million in the third quarter 2004. Property management net operating income declined due to sales of unconsolidated properties and increased ownership resulting in consolidation.
ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactional activities (including tax credit redevelopments, syndications, dispositions and refinancings) and are earned primarily by Aimco Capital. Asset management income is earned by Aimco Capital from the financial management of partnerships, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $5.3 million in the third quarter 2005 compared with $3.7 million in the third quarter 2004. Year-to-date activity fee and asset management income was $15.0 million compared with $15.1 million in the first nine months of 2004. The amount of this net operating income may vary each quarter depending upon the nature and timing of transactional activity.

INTEREST INCOME — Interest income was $7.4 million for the third quarter 2005, a decrease of $2.8 million compared with the third quarter 2004. Interest income in the third quarter 2004 benefited from transaction related accretion income of $2.5 million. Interest income was generated primarily from notes receivable totaling $205.8 million at September 30, 2005 and from interest-bearing accounts.
DEBT ACTIVITY — During the third quarter 2005, Aimco closed 24 mortgage loans, including 23 refinancings of existing mortgage debt and one new mortgage loan on an acquired property. Total proceeds were $298.5 million at a weighted average interest rate of 5.21%. After repayment of existing property debt, transaction costs and distributions to limited partners totaling $199.3 million, Aimco’s share of net proceeds was $99.2 million.
At the end of the third quarter 2005, Aimco’s corporate debt balance was $632.0 million at an average interest rate of 5.68%. The balance on Aimco’s revolving credit facility totaled $232 million, leaving $194.5 million (after $23.5 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.
As of September 30, 2005, Aimco had $6.3 billion total debt outstanding of which $2.0 billion was floating rate. The floating rate debt included $632 million corporate debt, $638 million floating rate secured notes and $730 million of tax-exempt bonds.
INTEREST EXPENSE — Consolidated interest expense was $96.1 million for the third quarter 2005, an increase of $4.1 million from $92.0 million in the third quarter 2004. The increase in interest expense was primarily the result of: (i) $6.6 million due to increased debt balances primarily associated with acquisitions, refinancings and increased ownership; (ii) $1.5 million due to increased interest rates on corporate and variable rate property debt and other items; partially offset by (iii) $1.0 million related to lower interest rates on refinanced property debt; and (iv) $3.0 million higher capitalized interest due to increased redevelopment activity.
G&A — General and administrative expenses for the third quarter 2005 of $23.1 million were up $4.7 million compared with $18.4 million in the third quarter 2004. The year-over-year increase is primarily due to increased compensation related to increased staffing levels, recruiting fees and higher health care costs.
Outlook
For the fourth quarter 2005, FFO is forecast in a range from $0.69 to $0.71 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.45 to $0.47 per share.
For the full year 2005, FFO is forecast in a range from $2.68 to $2.70 ;per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $1.78 to $1.80 per share. Please refer to the Outlook Schedule for more detail on the fourth quarter and full year 2005, which follows the Consolidated Financial Statements in this release.
Dividends on Common Stock
As announced on October 27, 2005, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended September 30, 2005, payable on November 30, 2005 to stockholders of record on November 18, 2005. The dividend represents 150% of AFFO (diluted) and 103% of FFO (diluted), on a per share basis, and a 6.5% annualized yield based on the $36.93 closing price of Aimco’s Class A Common Stock on October 26, 2005.
Earnings Conference Call
Please join Aimco management for the Third Quarter 2005 earnings conference call to be held Tuesday, November 1, 2005 at 1:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at www.aimco.com/about/3q2005, then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 877-845-9665, or 706-634-2273 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Third Quarter 2005 earnings conference call or refer to conference ID 9849263. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 800-642-1687 (706-645-9291 for international callers) and using conference ID 9849263.
Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link www.aimco.com/about/3Q2005 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current occupancy, rent levels and “Same Store” results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 25 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,425 properties, including approximately 250,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES:
Rental and other property revenues	$379,550	$341,116	$1,099,783	$985,148
Property management revenues, primarily from affiliates	6,094	8,713	18,684	26,032
Activity fees and asset management revenues, primarily from affiliates	8,018	5,985	22,715	24,381

Total revenues	393,662	355,814	1,141,182	1,035,561

EXPENSES:
Property operating expenses	185,078	169,900	528,756	474,443
Property management expenses	1,918	2,737	5,663	7,327
Activity and asset management expenses	2,760	2,272	7,673	9,299
Depreciation and amortization	112,594	84,907	312,945	251,085
General and administrative expenses	23,123	18,434	65,697	54,020
Other expenses (income), net	(3,402)	(1,865)	(5,261)	(2,520)

Total expenses	322,071	276,385	915,473	793,654

Operating income	71,591	79,429	225,709	241,907

Interest income	7,371	10,166	22,237	25,067
Recovery of (provision for) losses on notes receivable	(206)	(672)	1,352	(1,773)
Interest expense	(96,107)	(92,043)	(277,101)	(261,826)
Deficit distributions to minority partners	(2,977)	(7,105)	(6,147)	(14,286)
Equity in losses of unconsolidated real estate partnerships	(552)	(1,197)	(1,871)	(3,669)
Impairment losses related to real estate partnerships	(1,178)	(583)	(1,709)	(2,316)
Gain on dispositions of real estate related to unconsolidated entities and other	8,097	39,138	12,870	41,235

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(13,961)	27,133	(24,660)	24,339

Minority interests:
Minority interest in consolidated real estate partnerships	3,920	1,370	8,639	7,173
Minority interest in Aimco Operating Partnership, preferred [a]	(1,806)	(1,968)	(5,424)	(5,908)
Minority interest in Aimco Operating Partnership, common [a]	3,405	(557)	8,973	4,443

Total minority interests	5,519	(1,155)	12,188	5,708

Income (loss) from continuing operations	(8,442)	25,978	(12,472)	30,047
Income from discontinued operations, net [b]	34,794	137,230	68,422	165,132

Income before cumulative effect of change in accounting principle	26,352	163,208	55,950	195,179
Cumulative effect of change in accounting principle	—	—	—	(3,957)

Net income	26,352	163,208	55,950	191,222

Net income attributable to preferred stockholders	21,693	24,667	66,255	66,307

Net income (loss) attributable to common stockholders	$4,659	$138,541	$(10,305)	$124,915

Weighted average number of common shares outstanding	94,041	93,247	93,765	93,041

Weighted average number of common shares and common share equivalents outstanding	94,041	93,394	93,765	93,041

Earnings (loss) per common share — basic:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.32)	$0.01	$(0.84)	$(0.39)
Income from discontinued operations	0.37	1.48	0.73	1.77
Cumulative effect of change in accounting principle	—	—	—	(0.04)

Net income (loss) attributable to common stockholders	$0.05	$1.49	$(0.11)	$1.34

Earnings (loss) per common share — diluted:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.32)	$0.01	$(0.84)	$(0.39)
Income from discontinued operations	0.37	1.47	0.73	1.77
Cumulative effect of change in accounting principle	—	—	—	(0.04)

Net income (loss) attributable to common stockholders	$0.05	$1.48	$(0.11)	$1.34

GAAP Income Statements
Notes to Consolidated Statements of Income
[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure
[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

			Nine Months	Nine Months
	Quarter Ended	Quarter Ended	Ended	Ended
	30-Sep-05	30-Sep-04	30-Sep-05	30-Sep-04
Rental and other property revenue	17,332	44,634	67,396	141,127
Property operating expense	(11,204)	(22,279)	(37,205)	(66,773)
Other (expenses) income, net	(316)	(434)	(961)	(1,063)
Depreciation and amortization	(408)	(9,137)	(12,638)	(28,304)
Interest expense	(3,513)	(11,098)	(15,229)	(34,865)
Interest income	35	82	178	213
Minority interest in consolidated real estate partnerships	(63)	(13)	490	(1,022)

Income from operations	1,863	1,755	2,031	9,313

Gain on dispositions of real estate, net of minority partners’ interest	44,050	174,497	81,101	196,049
Impairment losses on real estate assets sold or held for sale	(6,208)	(9,451)	(8,395)	(9,942)
Recovery of deficit distributions (deficit distributions) to minority partners	671	(723)	4,333	2,688
Income tax arising from disposals	(1,630)	(12,446)	(2,849)	(13,235)
Minority interest in Aimco Operating Partnership	(3,952)	(16,402)	(7,799)	(19,741)

Income from discontinued operations	$34,794	$137,230	$68,422	$165,132

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2005	December 31, 2004
ASSETS
Buildings and improvements	$8,692,623	$8,133,833
Land	2,293,876	2,113,839
Accumulated depreciation	(2,199,796)	(1,899,493)

TOTAL REAL ESTATE	8,786,703	8,348,179
Cash and cash equivalents	139,636	105,343
Restricted cash	314,585	289,689
Accounts receivable	78,343	75,044
Accounts receivable from affiliates	40,495	39,216
Deferred financing costs	66,619	69,228
Notes receivable from unconsolidated real estate partnerships	178,407	165,289
Notes receivable from non-affiliates	27,373	31,716
Investment in unconsolidated real estate partnerships	177,518	207,839
Other assets	239,245	243,317
Assets held for sale	214,132	497,381

TOTAL ASSETS	$10,263,056	$10,072,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,060,872	$1,101,225
Secured notes payable	4,598,410	4,212,040
Mandatorily redeemable preferred securities	—	15,019
Term loans	400,000	300,000
Credit facility	232,000	68,700

TOTAL INDEBTEDNESS	6,291,282	5,696,984
Accounts payable	44,731	34,663
Accrued liabilities and other	401,817	400,972
Deferred income	46,104	43,924
Security deposits	39,107	35,740
Deferred income taxes payable, net	8,257	20,139
Liabilities related to assets held for sale	156,703	347,818

TOTAL LIABILITIES	6,988,001	6,580,240

Minority interest in consolidated real estate partnerships	208,991	211,804
Minority interest in Aimco Operating Partnership	232,018	272,037

STOCKHOLDERS’ EQUITY
Class A Common Stock	957	949
Additional paid-in capital	3,104,279	3,070,073
Perpetual preferred stock	860,250	891,500
Convertible preferred stock	150,000	150,000
Distributions in excess of earnings	(1,227,925)	(1,047,897)
Unearned restricted stock	(27,024)	(19,740)
Notes due on common stock purchases	(26,491)	(36,725)

TOTAL STOCKHOLDERS’ EQUITY	2,834,046	3,008,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,263,056	$10,072,241

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,950	$191,222
Depreciation and amortization	312,945	251,085
Adjustments to net income from discontinued operations	(57,091)	(139,728)
Other adjustments to reconcile net income	(29,337)	(7,552)
Changes in operating assets and liabilities	(4,789)	7,611

Net cash provided by operating activities	277,678	302,638

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(243,996)	(275,924)
Capital expenditures	(324,046)	(191,379)
Proceeds from dispositions of real estate	390,808	679,793
Change in funds held in escrow from tax-free exchanges	(13,063)	709
Cash from newly consolidated properties	2,211	14,827
Purchases of non-real estate related corporate assets	(11,090)	(23,967)
Purchases of general and limited partnership interests and other assets	(85,267)	(67,437)
Originations of notes receivable from unconsolidated real estate partnerships	(28,042)	(64,491)
Proceeds from repayment of notes receivable	16,402	34,145
Distributions received from investments in unconsolidated real estate partnerships	40,131	44,973
Other investing activities	(379)	(2,378)

Net cash (used in) provided by investing activities	(256,331)	148,871

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	550,243	407,620
Principal repayments on secured notes payable	(452,310)	(465,555)
Proceeds from tax-exempt bond financing	—	69,471
Principal repayments on tax-exempt bond financing	(40,431)	(169,945)
Net borrowings on term loans and revolving credit facility	263,300	(16,987)
Redemption of mandatorily redeemable preferred securities	(15,019)	(98,875)
Proceeds from issuance of preferred stock	—	276,750
Redemption of preferred stock	(31,250)	(149,926)
Repurchase of Class A Common Stock, redemption of OP Units and warrant purchase	(3,791)	(13,469)
Payment of Class A Common Stock dividends	(169,967)	(169,179)
Payment of preferred stock dividends	(64,889)	(64,978)
Contributions from minority interest	25,453	27,697
Payment of distributions to minority interest	(52,516)	(71,315)
Other financing activities	4,123	(4,680)

Net cash provided by (used in) financing activities	12,946	(443,371)

NET INCREASE IN CASH AND CASH EQUIVALENTS	34,293	8,138
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	105,343	114,432

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$139,636	$122,570

Outlook and Forward Looking Statement
Fourth Quarter and Full Year 2005
(unaudited)
The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected fourth quarter and full year 2005 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “same store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Fourth Quarter 2005	Full Year 2005
GAAP Earnings per share (1)	-$0.31 to -$0.29	-$0.42 to -$0.40
Add: Depreciation and other	1.00	$2.99
FFO per share (NAREIT)	$0.69 to $0.71	$2.57 to $2.59
FFO per share before adjustments (2)	$0.69 to $0.71	$2.68 to $2.70
AFFO per share	$0.45 to $0.47	$1.78 to $1.80

2005 Same Store Operating Assumptions

Expected physical occupancy (weighted average) (3)	93.5% to 94.5%	92.0% to 92.3%
NOI change — sequential	3.5% to 4.9%	—
NOI change — 2005 vs. 2004	7.9% to 9.3%	6.0% to 6.3%

Gross dispositions (4)		$870M to $1,000M	(Aimco Share $620M — $710M)

Gross acquisitions (5)		$425M to $450M	(Aimco Share $375M — $400M)

(1)	Aimco’s earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or redemption related preferred stock issuance charges.

(2)	FFO per share before adjustments represents FFO before impairments and redemption related preferred stock issuance charges.

(3)	The expected occupancy above is based on a daily weighted average calculation.

(4)	Aimco anticipates gross sales proceeds of $870 to $1,000 million for 2005 ($600 to $690 million related to conventional properties and $270 to $310 million related to affordable properties). Aimco share of proceeds is expected to be $620 to $710 million ($500 to $570 million related to conventional properties and $120 to $140 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $300 to $340 million ($230 to $260 million related to conventional properties and $70 to $80 million related to affordable properties).

(5)	Gross acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions and common stock repurchases.

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income (loss) attributable to common stockholders [a]	$4,659	$138,541	$(10,305)	$124,915
Adjustments:
Depreciation and amortization [b]	112,594	84,907	312,945	251,085
Depreciation and amortization related to non-real estate assets	(4,276)	(4,271)	(12,591)	(13,478)
Depreciation of rental property related to minority partners’ interest [c]	(11,211)	(9,420)	(31,589)	(31,053)
Depreciation of rental property related to unconsolidated entities	5,038	5,472	15,627	17,116
Gain on dispositions of real estate related to unconsolidated entities and other	(8,097)	(39,138)	(12,870)	(41,235)
Gain on dispositions of non-depreciable assets	1,657	34,580	2,450	35,455
Deficit distributions to minority partners [d]	2,977	7,105	6,147	14,286
Cumulative effect of change in accounting principle	—	—	—	3,957
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(44,050)	(174,497)	(81,101)	(196,049)
Depreciation of rental property, net of minority partners’ interest [c]	534	8,134	11,515	25,890
Deficit distributions (recovery of deficit distributions) to minority partners [d]	(671)	723	(4,333)	(2,688)
Income tax arising from disposals	1,630	12,446	2,849	13,235
Minority interest in Aimco Operating Partnership’s share of above adjustments	(5,615)	8,104	(21,377)	(8,235)
Preferred stock dividends	21,693	22,569	65,132	64,121
Redemption related preferred stock issuance costs	—	2,098	1,123	2,186

Funds From Operations	76,862	97,353	243,622	259,508
Preferred stock dividends	(21,693)	(22,569)	(65,132)	(64,121)
Redemption related preferred stock issuance costs	—	(2,098)	(1,123)	(2,186)
Dividends/distributions on dilutive preferred securities	—	1,069	104	2,757

Funds From Operations Attributable to Common Stockholders — Diluted	$55,169	$73,755	$177,471	$195,958
Impairment losses related to real estate partnerships [e]	1,178	583	1,709	2,316
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest [e]	6,208	9,451	8,395	9,942
Redemption related preferred stock issuance costs [f]	—	2,098	1,123	2,186
Minority interest in Aimco Operating Partnership’s share of above adjustments	(753)	(1,304)	(1,149)	(1,556)
Dividends/distributions on non-dilutive preferred securities	64	1,157	64	1,157

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs):	61,866	85,740	187,613	210,003

Capital Replacements	(26,984)	(23,948)	(69,340)	(54,417)
Minority interest in Aimco Operating Partnership’s share of above adjustments	2,726	2,548	7,095	5,857
Dividends/distributions on non-dilutive preferred securities	(64)	(2,173)	(168)	(3,778)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$37,544	$62,167	$125,200	$157,665

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	95,013	93,394	94,377	93,110
Dilutive preferred securities	—	1,590	92	1,450

	95,013	94,984	94,469	94,560

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	95,013	93,394	94,377	93,110
Dilutive preferred securities	104	3,037	96	1,933

	95,117	96,431	94,473	95,043

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	95,013	93,394	94,377	93,110
Dilutive preferred securities	—	114	—	97

	95,013	93,508	94,377	93,207

Per Share:
Funds From Operations — Diluted	$0.58	$0.78	$1.88	$2.07
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.65	$0.89	$1.99	$2.21
Adjusted Funds From Operations — Diluted	$0.40	$0.66	$1.33	$1.69
Dividends Declared	$0.60	$0.60	$1.80	$1.80

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[a] Represents Aimco’s numerator for earnings per common share calculated in accordance with GAAP.
[b] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.
[c] “Minority partners’ interest,” means minority interest in our consolidated real estate partnerships.
[d] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.
[e] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three and nine months ended September 30, 2005 includes net impairment losses of $7.4 million and $10.1 million, respectively, and FFO for the three and nine months ended September 30, 2004 includes net impairment losses of $10.0 million and $12.3 million, respectively.
[f] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three and nine months ended September 30, 2005 includes issuance costs of zero and $1.1 million, respectively, and FFO for the three and nine months ended September 30, 2004 includes issuance costs of $2.1 million and $2.2 million, respectively.
[g] Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

Supplemental Schedule 2(a)
Business Component Proportionate Income Statement Presentation
For the Three Months Ended September 30, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1) (2)	$300,235	$6,378	$(40,373)	$266,240	$266,240	$—	$—	$266,240
Acquisition properties (1)	17,214	879	(15)	18,078	18,078	—	—	18,078
Redevelopment properties (1)	22,094	—	(3,442)	18,652	18,652	—	—	18,652
Disposition properties (3)	—	582	—	582	582	—	—	582
Other properties (1)	5,279	987	(733)	5,533	5,533	—	—	5,533
Affordable properties (1)	34,728	14,374	(8,785)	40,317	—	40,317	—	40,317

Total rental and other property revenues	379,550	23,200	(53,348)	349,402	309,085	40,317	—	349,402
Property management revenues, primarily from affiliates	6,094	—	—	6,094	1,405	4,689	—	6,094
Activity fees and asset management revenues, primarily from affiliates	8,018	—	—	8,018	313	7,705	—	8,018

Total revenues	393,662	23,200	(53,348)	363,514	310,803	52,711	—	363,514

Expense:
Property operating expenses:
Same store properties (2)	137,273	3,169	(20,506)	119,936	119,936	—	—	119,936
Acquisition properties	6,851	435	(5)	7,281	7,281	—	—	7,281
Redevelopment properties	10,282	—	(1,794)	8,488	8,488	—	—	8,488
Disposition properties	—	388	—	388	388	—	—	388
Other properties	4,591	555	(261)	4,885	4,885	—	—	4,885
Affordable properties	17,591	6,584	(4,418)	19,757	—	19,757	—	19,757
Casualties	942	304	52	1,298	1,386	(88)	—	1,298
Property management expenses (consolidated properties)	7,548	1,167	(2,486)	6,229	5,491	738	—	6,229

Total property operating expenses	185,078	12,602	(29,418)	168,262	147,855	20,407	—	168,262

Property management expenses (unconsolidated and third party properties)	1,918	—	—	1,918	787	1,131	—	1,918
Activity and asset management expenses	2,760	—	—	2,760	—	2,760	—	2,760
Depreciation and amortization	112,594	5,038	(11,211)	106,421	94,879	11,542	—	106,421
General and administrative expenses	23,123	—	—	23,123	10,660	5,357	7,106	23,123
Other expenses (income), net	(3,402)	416	(2,387)	(5,373)	(4,104)	(1,269)	—	(5,373)

Total expenses	322,071	18,056	(43,016)	297,111	250,077	39,928	7,106	297,111

Operating income	71,591	5,144	(10,332)	66,403	60,726	12,783	(7,106)	66,403

Interest income:
General partner loan interest	4,879	—	—	4,879	3,790	1,089	—	4,879
Money market and interest bearing accounts	2,508	581	(207)	2,882	919	783	1,180	2,882
Accretion on discounted notes receivable	(16)	—	—	(16)	196	(212)	—	(16)

Total interest income	7,371	581	(207)	7,745	4,905	1,660	1,180	7,745

Provision for losses on notes receivable, net	(206)	—	—	(206)	(48)	(158)	—	(206)

Interest expense:
Property debt (primarily non-recourse)	(89,774)	(6,280)	14,411	(81,643)	(75,045)	(6,598)	—	(81,643)
Lines of credit	(11,365)	—	—	(11,365)	—	—	(11,365)	(11,365)
Capitalized interest	5,032	3	48	5,083	4,749	334	—	5,083

Total interest expense	(96,107)	(6,277)	14,459	(87,925)	(70,296)	(6,264)	(11,365)	(87,925)

Deficit distributions to minority partners	(2,977)	—	—	(2,977)	(2,936)	(41)	—	(2,977)
Equity in losses of unconsolidated real estate partnerships	(552)	552	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(1,178)	—	—	(1,178)	(1,286)	108	—	(1,178)
Gain on dispositions of real estate related to unconsolidated entities and other	8,097	—	—	8,097	6,190	1,907	—	8,097

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(13,961)	—	3,920	(10,041)	(2,745)	9,995	(17,291)	(10,041)

Minority interests:
Minority interest in consolidated real estate partnerships	3,920	—	(3,920)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	1,599	—	—	1,599	931	(3,390)	4,058	1,599

Total minority interests	5,519	—	(3,920)	1,599	931	(3,390)	4,058	1,599

Income (loss) from continuing operations	(8,442)	—	—	(8,442)	(1,814)	6,605	(13,233)	(8,442)

Income from discontinued operations, net	34,794	—	—	34,794	34,712	82	—	34,794

Net income	$26,352	$—	$—	$26,352	$32,898	$6,687	$(13,233)	$26,352

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2(a)
Business Component Proportionate Income Statement Presentation
For the Three Months Ended September 30, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)	$26,352	$32,898	$6,687	$(13,233)	$26,352

Proportionate share of depreciation and amortization	106,421	94,879	11,542	—	106,421
Depreciation and amortization related to non-real estate assets	(4,276)	(4,276)	—	—	(4,276)
Deficit distributions to minority partners	2,977	2,936	41	—	2,977
Gain on dispositions of real estate related to unconsolidated entities and other	(8,097)	(6,190)	(1,907)	—	(8,097)
Gain on dispositions of non-depreciable assets	1,657	407	1,250	—	1,657
Discontinued operations	(42,557)	(42,843)	286	—	(42,557)
Minority interest in Aimco Operating Partnership’s share of adjustments	(5,615)	(4,494)	(1,121)	—	(5,615)
Preferred stock dividends	(21,693)	—	—	(21,693)	(21,693)

FFO Attributable to Common Stockholders — Diluted	55,169	73,317	16,778	(34,926)	55,169

Capital Replacements	(26,984)	(25,630)	(1,354)	—	(26,984)
Impairment losses related to real estate partnerships	1,178	1,286	(108)	—	1,178
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	6,208	5,888	320	—	6,208
Minority interest in Aimco Operating Partnership’s share of adjustments	1,973	1,858	115	—	1,973

AFFO Attributable to Common Stockholders — Diluted	37,544	56,719	15,751	(34,926)	37,544

Interest expense	87,925	70,296	6,264	11,365	87,925
Discontinued operations	1,555	2,243	(688)	—	1,555
Gain on dispositions of non-depreciable assets	(1,657)	(1,657)	—	—	(1,657)
Preferred stock dividends	21,693	—	—	21,693	21,693
Depreciation and amortization related to non-real estate assets	4,276	4,276	—	—	4,276
Minority interest in Aimco Operating Partnership	(1,599)	(931)	3,390	(4,058)	(1,599)
Minority interest in Aimco Operating Partnership’s share of adjustments	3,642	2,635	1,007	—	3,642

FCF	$153,379	$133,581	$25,724	$(5,926)	$153,379

FCF Breakdown:
Real estate	154,156
Property management	4,176
Activity and asset management	5,258
Interest income	7,745
Provision for losses on notes receivable, net	(206)
General and administrative expenses	(23,123)
Other (expenses) income, net	5,373

Total FCF	$153,379

Reconciliation of Net Income to FFO, AFFO and FCF:

	For the Three Months Ended September 30, 2005
	FFO	AFFO	FCF
Net income	$26,352	$26,352	$26,352
Total interest expense after minority partners’ share	—	—	87,925
Preferred stock dividends	(21,693)	(21,693)	—
Proportionate share of depreciation and amortization	106,421	106,421	106,421
Depreciation and amortization related to non-real estate assets	(4,276)	(4,276)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(8,097)	(8,097)	(8,097)
Gain on dispositions of non-depreciable assets	1,657	1,657	—
Impairment losses related to real estate partnerships	—	1,178	1,178
Discontinued operations:
Income from discontinued operations, net	—	—	(34,794)
Depreciation of rental property, net of minority partners’ interest	534	534	—
Gain on dispositions of real estate, net of minority partners’ interest	(44,050)	(44,050)	—
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	—	6,208	—
Recovery of deficit distributions to minority partners	(671)	(671)	—
Income tax arising from disposals	1,630	1,630	—
Deficit distributions to minority partners	2,977	2,977	2,977
Capital Replacements	—	(26,984)	(26,984)
Minority interest in Aimco Operating Partnership’s share of above adjustments	(5,615)	(3,642)	—
Minority interest in Aimco Operating Partnership	—	—	(1,599)

Total	$55,169	$37,544	$153,379

Supplemental Schedule 2(b)
Business Component Proportionate Income Statement Presentation
For the Nine Months Ended September 30, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1) (2)	$863,193	$18,200	$(117,221)	$764,172	$764,172	$—	$—	$764,172
Acquisition properties (1)	44,660	1,895	(43)	46,512	46,512	—	—	46,512
Redevelopment properties (1)	71,836	1,207	(14,571)	58,472	58,472	—	—	58,472
Disposition properties (3)	—	1,846	—	1,846	1,846	—	—	1,846
Other properties (1)	18,938	2,804	(2,372)	19,370	19,370	—	—	19,370
Affordable properties (1)	101,156	40,687	(23,361)	118,482	—	118,482	—	118,482

Total rental and other property revenues	1,099,783	66,639	(157,568)	1,008,854	890,372	118,482	—	1,008,854
Property management revenues, primarily from affiliates	18,684	—	—	18,684	4,761	13,923	—	18,684
Activity fees and asset management revenues, primarily from affiliates	22,715	—	—	22,715	675	22,040	—	22,715

Total revenues	1,141,182	66,639	(157,568)	1,050,253	895,808	154,445	—	1,050,253

Expense:
Property operating expenses:
Same store properties (2)	389,071	9,040	(59,211)	338,900	338,900	—	—	338,900
Acquisition properties	17,718	793	(13)	18,498	18,498	—	—	18,498
Redevelopment properties	31,967	596	(6,843)	25,720	25,720	—	—	25,720
Disposition properties	—	1,011	(137)	874	874	—	—	874
Other properties	13,773	2,127	(1,011)	14,889	14,889	—	—	14,889
Affordable properties	53,072	20,741	(11,546)	62,267	—	62,267	—	62,267
Casualties	1,683	219	437	2,339	2,409	(70)	—	2,339
Property management expenses (consolidated properties)	21,472	3,404	(7,311)	17,565	14,879	2,686	—	17,565

Total property operating expenses	528,756	37,931	(85,635)	481,052	416,169	64,883	—	481,052

Property management expenses (unconsolidated and third party properties)	5,663	—	—	5,663	2,408	3,255	—	5,663
Activity and asset management expenses	7,673	—	—	7,673	—	7,673	—	7,673
Depreciation and amortization	312,945	15,627	(31,589)	296,983	260,891	36,092	—	296,983
General and administrative expenses	65,697	—	—	65,697	29,578	15,503	20,616	65,697
Other expenses (income), net	(5,261)	2,351	(7,217)	(10,127)	(4,781)	(5,346)	—	(10,127)

Total expenses	915,473	55,909	(124,441)	846,941	704,265	122,060	20,616	846,941

Operating income	225,709	10,730	(33,127)	203,312	191,543	32,385	(20,616)	203,312

Interest income:
General partner loan interest	13,722	—	—	13,722	10,568	3,154	—	13,722
Money market and interest bearing accounts	6,751	1,320	(593)	7,478	2,356	1,982	3,140	7,478
Accretion on discounted notes receivable	1,764	—	—	1,764	1,307	457	—	1,764

Total interest income	22,237	1,320	(593)	22,964	14,231	5,593	3,140	22,964

Recovery of (provision for) losses on notes receivable, net	1,352	—	—	1,352	2	1,350	—	1,352

Interest expense:
Property debt (primarily non-recourse)	(260,771)	(14,046)	43,276	(231,541)	(210,475)	(21,066)	—	(231,541)
Lines of credit	(28,735)	—	—	(28,735)	—	—	(28,735)	(28,735)
Interest expense on mandatorily redeemable convertible preferred securities	(30)	—	—	(30)	—	—	(30)	(30)
Capitalized interest	12,435	125	(917)	11,643	10,380	1,263	—	11,643

Total interest expense	(277,101)	(13,921)	42,359	(248,663)	(200,095)	(19,803)	(28,765)	(248,663)

Deficit distributions to minority partners	(6,147)	—	—	(6,147)	(6,028)	(119)	—	(6,147)
Equity in losses of unconsolidated real estate partnerships	(1,871)	1,871	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(1,709)	—	—	(1,709)	(1,286)	(423)	—	(1,709)
Gain on dispositions of real estate related to unconsolidated entities and other	12,870	—	—	12,870	8,260	4,610	—	12,870

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(24,660)	—	8,639	(16,021)	6,627	23,593	(46,241)	(16,021)

Minority interests:
Minority interest in consolidated real estate partnerships	8,639	—	(8,639)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	3,549	—	—	3,549	(3,712)	(13,214)	20,475	3,549

Total minority interests	12,188	—	(8,639)	3,549	(3,712)	(13,214)	20,475	3,549

Income (loss) from continuing operations	(12,472)	—	—	(12,472)	2,915	10,379	(25,766)	(12,472)
Income from discontinued operations, net	68,422	—	—	68,422	58,693	9,729	—	68,422

Net income	55,950	$—	$—	$55,950	$61,608	$20,108	$(25,766)	$55,950

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2(b)
Business Component Proportionate Income Statement Presentation
For the Nine Months Ended September 30, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)	$55,950	$61,608	$20,108	$(25,766)	$55,950

Proportionate share of depreciation and amortization	296,983	260,891	36,092	—	296,983
Depreciation and amortization related to non-real estate assets	(12,591)	(12,591)	—	—	(12,591)
Deficit distributions to minority partners	6,147	6,028	119	—	6,147
Gain on dispositions of real estate related to unconsolidated entities and other	(12,870)	(8,260)	(4,610)	—	(12,870)
Gain on dispositions of non-depreciable assets	2,450	1,200	1,250	—	2,450
Discontinued operations	(71,070)	(59,099)	(11,971)	—	(71,070)
Minority interest in Aimco Operating Partnership’s share of adjustments	(21,377)	(19,242)	(2,135)	—	(21,377)
Preferred stock dividends	(65,132)	—	—	(65,132)	(65,132)
Redemption related preferred stock issuance costs	(1,123)	—	—	(1,123)	(1,123)
Dividends/distributions on dilutive preferred securities	104	—	—	104	104

FFO Attributable to Common Stockholders — Diluted	177,471	230,535	38,853	(91,917)	177,471

Capital Replacements	(69,340)	(65,217)	(4,123)	—	(69,340)
Impairment losses related to real estate partnerships	1,709	1,286	423	—	1,709
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	8,395	6,521	1,874	—	8,395
Redemption related preferred stock issuance costs	1,123	—	—	1,123	1,123
Minority interest in Aimco Operating Partnership’s share of adjustments	5,946	5,874	187	(115)	5,946
Dividends/distributions on non-dilutive preferred securities	(104)	—	—	(104)	(104)

AFFO Attributable to Common Stockholders — Diluted	125,200	178,999	37,214	(91,013)	125,200

Interest expense	248,663	200,095	19,803	28,765	248,663
Discontinued operations	(5,747)	(6,114)	367	—	(5,747)
Gain on dispositions of non-depreciable assets	(2,450)	(2,450)	—	—	(2,450)
Preferred stock dividends	65,132	—	—	65,132	65,132
Depreciation and amortization related to non-real estate assets	12,591	12,591	—	—	12,591
Minority interest in Aimco Operating Partnership	(3,549)	3,712	13,214	(20,475)	(3,549)
Minority interest in Aimco Operating Partnership’s share of adjustments	15,431	13,368	1,948	115	15,431

FCF	$455,271	400,201	$72,546	$(17,476)	$455,271

FCF Breakdown:
Real estate	458,462
Property management	13,021
Activity and asset management	15,042
Interest income	22,964
Recovery of (provision for) losses on notes receivable, net	1,352
General and administrative expenses	(65,697)
Other (expenses) income, net	10,127

Total FCF	455,271

Reconciliation of Net Income to FFO, AFFO and FCF:

	For the Nine Months Ended September 30, 2005
	FFO	AFFO	FCF
Net income	$55,950	$55,950	$55,950
Total interest expense after minority partners’ share	—	—	248,663
Preferred stock dividends	(65,132)	(65,132)	—
Redemption related preferred stock issuance costs	(1,123)	—	—
Proportionate share of depreciation and amortization	296,983	296,983	296,983
Depreciation and amortization related to non-real estate assets	(12,591)	(12,591)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(12,870)	(12,870)	(12,870)
Gain on dispositions of non-depreciable assets	2,450	2,450	—
Impairment losses related to real estate partnerships	—	1,709	1,709
Discontinued operations:
Income from discontinued operations, net	—	—	(68,422)
Depreciation of rental property, net of minority partners’ interest	11,515	11,515	—
Gain on dispositions of real estate, net of minority partners’ interest	(81,101)	(81,101)	—
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	—	8,395	—
Recovery of deficit distributions to minority partners	(4,333)	(4,333)	—
Income tax arising from disposals	2,849	2,849	—
Deficit distributions to minority partners	6,147	6,147	6,147
Capital Replacements	—	(69,340)	(69,340)
Dividends/distributions on dilutive preferred securities	104	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(21,377)	(15,431)	—
Minority interest in Aimco Operating Partnership	—	—	(3,549)

Total	$177,471	$125,200	$455,271

Supplemental Schedule 3
Business Component Proportionate Balance Sheet Presentation
As of September 30, 2005
(in thousands)
(unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners’	Balance		Aimco		Balance
	September 30, 2005	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$8,692,623	$417,067	$(1,187,475)	$7,922,215	$7,234,377	$687,838	$—	$7,922,215
Land	2,293,876	65,183	(116,941)	2,242,118	2,130,939	111,179	—	2,242,118
Accumulated depreciation	(2,199,796)	(95,801)	584,513	(1,711,084)	(1,548,494)	(162,590)	—	(1,711,084)

TOTAL REAL ESTATE	8,786,703	386,449	(719,903)	8,453,249	7,816,822	636,427	—	8,453,249
Cash and cash equivalents	139,636	8,591	(35,117)	113,110	85,145	27,965	—	113,110
Restricted cash	314,585	33,209	(55,728)	292,066	198,791	93,275	—	292,066
Accounts receivable	78,343	2,352	—	80,695	52,681	28,014	—	80,695
Accounts receivable from affiliates	40,495	—	—	40,495	17,990	22,505	—	40,495
Deferred financing costs	66,619	—	—	66,619	58,745	7,874	—	66,619
Notes receivable from unconsolidated real estate partnerships	178,407	—	—	178,407	117,454	60,953	—	178,407
Notes receivable from non-affiliates	27,373	—	—	27,373	18,482	8,891	—	27,373
Investment in unconsolidated real estate partnerships	177,518	(109,606)	—	67,912	59,754	8,158	—	67,912
Other assets	239,245 [d]	27,206	—	266,451	238,513	27,938	—	266,451
Assets held for sale	214,132	—	—	214,132	199,222	14,910	—	214,132

TOTAL ASSETS	$10,263,056	348,201	$(810,748)	$9,800,509	8,863,599	936,910	—	9,800,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,060,872	$25,539	$(61,751)	$1,024,660	$1,002,158	$22,502	$—	$1,024,660
Secured notes payable	4,598,410	256,804	(684,481)	4,170,733	3,696,646	474,087	—	4,170,733
Term loans	400,000	—	—	400,000	—	—	400,000	400,000
Credit facility	232,000	—	—	232,000	—	—	232,000	232,000

TOTAL INDEBTEDNESS	6,291,282	282,343	(746,232)	5,827,393	4,698,804	496,589	632,000	5,827,393
Accounts payable	44,731	65,858	—	110,589	83,400	27,189	—	110,589
Accrued liabilities and other	401,817	—	—	401,817	325,411	76,406	—	401,817
Deferred income	46,104	—	—	46,104	41,288	4,816	—	46,104
Security deposits	39,107	—	—	39,107	35,507	3,600	—	39,107
Deferred income taxes payable	8,257	—	—	8,257	8,257	—	—	8,257
Liabilities related to assets held for sale	156,703	—	—	156,703	145,747	10,956	—	156,703

TOTAL LIABILITIES	6,988,001	348,201	(746,232)	6,589,970	5,338,414	619,556	632,000	6,589,970

Minority interest in consolidated real estate partnerships	208,991	—	(64,516)	144,475	196,684	(52,209)	—	144,475
Minority interest in Aimco Operating Partnership	232,018	—	—	232,018	—	—	232,018	232,018

NET OPERATING ASSETS		$—	$—	$2,834,046	3,328,501	369,563	(864,018)	2,834,046

STOCKHOLDERS’ EQUITY
Class A Common Stock	957
Additional paid-in capital	3,104,279
Perpetual preferred stock	860,250
Convertible preferred stock	150,000
Distributions in excess of earnings	(1,227,925)
Unearned restricted stock	(27,024)
Notes due on common stock purchases	(26,491)

TOTAL STOCKHOLDERS’ EQUITY	2,834,046

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,263,056

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $92.3 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of September 30, 2005, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $88.1 million related to goodwill and $14.7 million related to investment in management contracts.

Supplemental Schedule 4
Share Data
As of September 30, 2005
(in thousands)
(unaudited)

					Shares/Units	Current Quarter		Current Quarter		Current Quarter
					Outstanding	Weighted Average		Weighted Average		Weighted Average
	Redemption				At September 30,	Outstanding Shares		Outstanding Shares		Outstanding Shares
	Date	(1)	Coupon	Amount	2005	(EPS)		(FFO)		(AFFO)
Class A Common Stock					95,700	94,041	(2)	94,041	(2)	94,041	(2)
Common stock equivalents					—	—		972		972
Common Partnership Units and equivalents					10,367	—		—		—

Total					106,067	94,041		95,013		95,013

Perpetual Preferred Stock (3):
Class G	7/15/2008		9.375%	$101,250	4,050	—		—		—
Class Q	3/19/2006		10.10%	63,250	2,530	—		—		—
Class R	7/20/2006		10.00%	173,500	6,940	—		—		—
Class T	7/31/2008		8.00%	150,000	6,000	—		—		—
Class U	3/24/2009		7.75%	200,000	8,000	—		—		—
Class V	9/29/2009		8.00%	86,250	3,450	—		—		—
Class Y	12/21/2009		7.875%	86,250	3,450

Total perpetual preferred stock				$860,500	34,420	—		—		—

Convertible Preferred Stock:
Class W (4)	9/30/2007		8.10%	100,000	1,905	—		—		—
Class X (4)	3/31/2006		8.50%	50,000	2,000	—		—		—

Total convertible preferred stock				$150,000	3,905	—		—		—

Preferred Partnership Units (5)			8.05%	$90,258	3,299	—		—		—

Total preferred securities				$1,100,758	41,624	—		—		—

Total common, common equivalents and dilutive securities						94,041		95,013		95,013

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.

(2)	Includes a deduction of 1,482 for non-recourse shares and unvested restricted stock.

(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(4)	Conversion ratio for Class W is 1.0 and for Class X is 0.4762.

(5)	Coupon is based on a weighted average.

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of September 30, 2005
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

		Proportionate			Weighted	Weighted
		Share of	Minority	Total Aimco	Average	Average
Debt	Consolidated	Unconsolidated	Interest	Share	Maturity	Rate
PropertyDebt:
Conventional Portfolio:
Fixed rate secured notes payable	$3,522,037	$111,804	$(516,611)	$3,117,230	12.3	6.84%
Floating rate secured notes payable	629,551	5,369	(55,504)	579,416	2.7	4.54%

Total secured notes payable:	4,151,588	117,173	(572,115)	3,696,646	10.8	6.48%
Fixed rate tax-exempt bonds	287,752	—	(13,619)	274,133	17.7	5.88%
Floating rate tax-exempt bonds	730,248	3,041	(5,264)	728,025	11.8	3.13%

Total tax-exempt bonds:	1,018,000	3,041	(18,883)	1,002,158	13.4	3.89%

Total Property Debt on Conventional Portfolio	5,169,588	120,214	(590,998)	4,698,804	11.4	5.93%

Affordable Portfolio:
Fixed rate secured notes payable	438,093	131,506	(112,366)	457,233	18.1	5.67%
Floating rate secured notes payable	8,729	8,125	—	16,854	3.4	4.14%

Total secured notes payable:	446,822	139,631	(112,366)	474,087	17.5	5.62%
Fixed rate tax-exempt bonds	42,872	21,071	(42,868)	21,075	27.1	3.78%
Floating rate tax-exempt bonds	—	1,427	—	1,427	9.0	5.80%

Total tax-exempt bonds:	42,872	22,498	(42,868)	22,502	26.0	3.91%

Total Property Debt on Affordable Portfolio	489,694	162,129	(155,234)	496,589	17.9	5.54%

Total Property Debt (1)	$5,659,282	$282,343	$(746,232)	$5,195,393	12.0	5.89%

Corporate Debt:

Term Loan	$400,000	$—	$—	$400,000	—	5.67%
Credit Facility	232,000	—	—	232,000	—	5.69%

Total Corporate Debt	$632,000	$—	$—	$632,000	—	5.68%

Total Debt	$6,291,282	$282,343	$(746,232)	$5,827,393	—	5.87%

(1)	The total consolidated property debt shown above excludes $149.8 million of consolidated property debt, with a weighted average interest rate of 6.4%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.
II. Debt Maturities

				Percent	Average
Consolidated Property Debt	Amortization	Maturities	Total	of Total	Rate

Q4 2005	$31,742	$33,812	$65,554	1.2%	5.18%
Q1 2006	32,504	81,373	113,877	2.0%	7.25%
Q2 2006	32,710	57,755	90,465	1.6%	7.79%
Q3 2006	33,115	33,643	66,758	1.2%	8.57%
Q4 2006	33,248	307,394	340,642	6.0%	5.21%
Q1 2007	33,632	21,555	55,187	1.0%	6.61%
Q2 2007	34,201	21,750	55,951	1.0%	3.93%
2007 (Q3 — Q4)	69,511	205,418	274,929	4.9%	4.92%
2008	142,744	366,346	509,090	9.0%	4.57%
2009	148,821	111,722	260,543	4.6%	3.87%
Thereafter			3,826,286	67.6%

Total Property Debt:			$5,659,282	100.0%

Corporate Debt

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2007	$—	$232,000	$232,000	36.7%	5.69%
2009	—	400,000	400,000	63.3%	5.67%

Total Corporate Debt:	$—	$632,000	$632,000	100.0%	5.68%

Supplemental Schedule 5 (Continued)
Selected Debt Structure and Maturity Data
As of September 30, 2005
(in millions)
(unaudited)
III. Loan Closings
THIRD QUARTER LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$115.1	$208.0	$93.8	$172.5	$76.5	6.68%	5.27%
Floating Rate	12.2	15.7	8.0	12.3	4.1	6.95%	4.59%
Affordable, Mark-to-Market and Other	11.2	29.8	2.5	3.7	3.9	7.51%	5.04%

Loans Relating to Acquisitions:
Fixed Rate	—	45.0	—	15.0	14.7	—	5.26%

Totals	$138.5	$298.5	$104.3	$203.5	$99.2	6.77%	5.21%

YEAR — TO — DATE LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$141.2	$330.9	$114.7	$280.9	$162.9	6.93%	5.18%
Floating Rate	56.6	99.8	42.9	85.3	41.1	7.97%	4.23%
Affordable, Mark-to-Market and Other	31.7	75.2	6.5	14.0	10.1	8.52%	5.08%

Loans Relating to Acquisitions:
Fixed Rate	—	62.8	—	32.8	32.2	—	5.19%
Floating Rate	—	112.5	—	112.5	111.6	—	3.00%

Totals	$229.5	$681.2	$164.1	$525.5	$357.9	7.41%	4.67%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	At		At		At
	March 31,	Percent	June 30,	Percent	September 30,	Percent
	2005	of Total	2005	of Total	2005	of Total

Corporate debt	$576	6%	$675	6%	$632	6%

Property debt (Aimco’s share)	5,299	50%	5,361	48%	5,195	49%

Total Debt	5,875	57%	6,036	54%	5,827	55%

Less: Cash and restricted cash	(364)	-3%	(388)	-3%	(405)	-4%

Net Debt	5,511	53%	5,648	51%	5,422	51%

Preferred equity	1,101	10%	1,101	10%	1,101	10%

Common equity at market (1)	3,943	37%	4,340	39%	4,113	39%

Total Capitalization	$10,555	100%	$11,089	100%	$10,636	100%

(1)	Common equity at market at September 30, 2005 was calculated using 106,067 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $38.78 per share/unit on September 30, 2005.
V. Ratings on Senior Unsecured Shelf

Moody’s Investor Service	Ba1 (stable outlook)
Standard and Poors	BB+ (negative outlook)
Fitch	BBB- (negative outlook)

Supplemental Schedule 6(a)
Same Store Sales
Third Quarter 2005 versus Third Quarter 2004
(unaudited) (in thousands, except site and unit data)

														Change Three Months Ended September 30, 2005
						Three Months Ended				Three Months Ended				From September 30, 2004
						September 30, 2005				September 30, 2004				Revenue		Expenses			NOI
		Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%		Amt	%

Northeast
	Baltimore	10	2,607		92%	7,247	2,848	4,399		6,764	2,299	4,465		483	7.1%	549	23.9%		(66)	-1.5%
	New England	14	5,384		100%	18,269	6,514	11,755		17,327	6,093	11,234		942	5.4%	421	6.9%		521	4.6%
	Philadelphia	12	5,543		87%	15,582	6,120	9,462		14,686	5,756	8,930		896	6.1%	364	6.3%		532	6.0%
	Washington	19	9,286		89%	26,181	9,413	16,768		25,046	8,987	16,059		1,135	4.5%	426	4.7%		709	4.4%

		55	22,820		91%	67,279	24,895	42,384	96.0%	63,823	23,135	40,688	93.9%	3,456	5.4%	1,760	7.6%		1,696	4.2%

Southeast
	Atlanta	16	4,382		83%	7,223	3,871	3,352		6,949	3,439	3,510		274	3.9%	432	12.6%		(158)	-4.5%
	Savannah-Augusta	5	1,004		87%	1,671	809	862		1,635	710	925		36	2.2%	99	13.9%		(63)	-6.8%
	Charlotte-Gastonia	3	772		86%	1,076	581	495		1,104	402	702		(28)	-2.5%	179	44.5%		(207)	-29.5%
	Columbia-Charleston	9	2,118		74%	3,046	1,617	1,429		2,914	1,475	1,439		132	4.5%	142	9.6%		(10)	-0.7%
	Nashville	8	2,492		74%	4,003	1,921	2,082		3,852	1,609	2,243		151	3.9%	312	19.4%		(161)	-7.2%
	Norfolk	10	3,161		79%	6,654	2,383	4,271		6,491	2,068	4,423		163	2.5%	315	15.2%		(152)	-3.4%
	Raleigh-Durham-Chapel Hill	7	2,170		70%	2,486	1,519	967		2,448	1,530	918		38	1.6%	(11)	-0.7%		49	5.3%
	Richmond-Petersburg	5	1,208		80%	2,182	836	1,346		2,181	754	1,427		1	0.0%	82	10.9%		(81)	-5.7%
	Southeast Other	14	3,041		80%	4,344	2,373	1,971		3,882	2,558	1,324		462	11.9%	(185)	-7.2%		647	48.9%

		77	20,348		79%	32,685	15,910	16,775	91.9%	31,456	14,545	16,911	91.1%	1,229	3.9%	1,365	9.4%		(136)	-0.8%

Florida
	Jacksonville	4	1,204		86%	2,220	872	1,348		2,017	903	1,114		203	10.1%	(31)	-3.4%		234	21.0%
	Miami-Fort Lauderdale	9	2,754		81%	7,607	3,222	4,385		6,816	3,007	3,809		791	11.6%	215	7.1%		576	15.1%
	Orlando-Daytona	24	6,076		91%	12,357	5,468	6,889		10,950	5,462	5,488		1,407	12.8%	6	0.1%		1,401	25.5%
	Tampa-St. Petersburg	20	5,370		72%	8,357	3,717	4,640		7,600	3,718	3,882		757	10.0%	(1)	0.0%		758	19.5%
	West Palm Beach-Boca	5	1,505		100%	4,045	1,634	2,411		3,634	1,770	1,864		411	11.3%	(136)	-7.7%		547	29.3%

		62	16,909		84%	34,586	14,913	19,673	97.0%	31,017	14,860	16,157	94.6%	3,569	11.5%	53	0.4%		3,516	21.8%

Midwest
	Chicago	22	6,320		83%	15,036	6,802	8,234		14,252	6,803	7,449		784	5.5%	(1)	0.0%		785	10.5%
	Cincinnati-Dayton	9	1,891		59%	2,716	1,215	1,501		2,566	1,372	1,194		150	5.8%	(157)	-11.4%		307	25.7%
	Columbus	9	2,012		71%	2,338	1,328	1,010		2,404	1,192	1,212		(66)	-2.7%	136	11.4%		(202)	-16.7%
	Detroit-Ann Arbor	6	1,665		62%	2,165	1,109	1,056		1,998	711	1,287		167	8.4%	398	56.0%		(231)	-17.9%
	Grand Rapids-Lansing	13	4,734		66%	5,741	3,145	2,596		5,569	3,212	2,357		172	3.1%	(67)	-2.1%		239	10.1%
	Indianapolis	29	9,451		84%	13,354	6,987	6,367		12,651	5,580	7,071		703	5.6%	1,407	25.2%		(704)	-10.0%
	Minneapolis-St Paul	5	1,430		83%	3,517	1,772	1,745		3,266	1,674	1,592		251	7.7%	98	5.9%		153	9.6%
	Midwest Other	17	5,950		76%	7,833	4,208	3,625		7,494	3,774	3,720		339	4.5%	434	11.5%		(95)	-2.6%

		110	33,453		76%	52,700	26,566	26,134	92.4%	50,200	24,318	25,882	88.1%	2,500	5.0%	2,248	9.2%		252	1.0%

Texas
	Austin-San Marcos	10	2,217		93%	3,882	2,267	1,615		3,466	1,947	1,519		416	12.0%	320	16.4%		96	6.3%
	Dallas-Fort Worth	23	6,007		78%	8,142	5,249	2,893		7,463	4,842	2,621		679	9.1%	407	8.4%		272	10.4%
	Houston-Galveston	36	9,570		68%	10,827	6,949	3,878		10,776	6,867	3,909		51	0.5%	82	1.2%		(31)	-0.8%
	San Antonio	11	2,647		94%	4,159	2,361	1,798		4,036	2,292	1,744		123	3.0%	69	3.0%		54	3.1%
	Texas Other	4	911		57%	897	480	417		862	458	404		35	4.1%	22	4.8%		13	3.2%

		84	21,352		76%	27,907	17,306	10,601	89.2%	26,603	16,406	10,197	86.9%	1,304	4.9%	900	5.5%		404	4.0%

West
	Denver	22	4,813		84%	9,017	4,147	4,870		8,459	4,224	4,235		558	6.6%	(77)	-1.8%		635	15.0%
	Phoenix-Mesa	25	6,907		92%	11,685	5,918	5,767		10,287	5,959	4,328		1,398	13.6%	(41)	-0.7%		1,439	33.2%
	Salt Lake City-Ogden	4	1,511		86%	2,303	1,050	1,253		2,213	951	1,262		90	4.1%	99	10.4%		(9)	-0.7%
	Seattle	4	468		59%	672	327	345		625	345	280		47	7.5%	(18)	-5.2%		65	23.2%
	West Other	8	2,296		86%	3,482	1,743	1,739		3,269	1,579	1,690		213	6.5%	164	10.4%		49	2.9%

		63	15,995		87%	27,159	13,185	13,974	93.8%	24,853	13,058	11,795	90.4%	2,306	9.3%	127	1.0%		2,179	18.5%

California
	Bay Area & Sacramento	5	1,291		45%	1,704	695	1,009		1,631	770	861		73	4.5%	(75)	-9.7%		148	17.2%
	Los Angeles-Long Beach-Ventura	12	2,432		87%	10,321	3,147	7,174		9,636	3,071	6,565		685	7.1%	76	2.5%		609	9.3%
	Orange County-Riverside	7	1,651		83%	5,250	1,686	3,564		4,815	1,592	3,223		435	9.0%	94	5.9%		341	10.6%
	San Diego	6	2,123		93%	6,649	2,110	4,539		6,167	1,942	4,225		482	7.8%	168	8.7%		314	7.4%

		30	7,497		81%	23,924	7,638	16,286	96.3%	22,249	7,375	14,874	94.6%	1,675	7.5%	263	3.6%		1,412	9.5%

	SAME STORE SALES TOTALS	481	138,374	(2)	82%	266,240	120,413	145,827	93.4%	250,201	113,697	136,504	90.7%	16,039	6.4%	6,716	5.9	%(3)	9,323	6.8	%(3)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAPIncome Statement (1)						113,310	64,665	48,645		90,915	56,203	34,712

Total Rental and other property revenues and property operating expense per GAAP Income Statement						379,550	185,078	194,472		341,116	169,900	171,216

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 112,800 at September 30, 2005.

(3)	Excluding the $1.2 million impact related to uninsured hurricane and storm damages that occurred in Q3 2004, same store sales expenses would have increased 7.0% and NOI would have increased 5.9%.

Supplemental Schedule 6(b)
Same Store Sales
Third Quarter 2005 versus Second Quarter 2005
(unaudited) (in thousands, except site and unit data)

														Change Three Months Ended September 30, 2005
						Three Months Ended				Three Months Ended				From June 30, 2005
						September 30, 2005				June 30, 2005				Revenue		Expenses		NOI
		Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%	Amt	%

Northeast
	Baltimore	10	2,607		92%	7,247	2,848	4,399		7,011	2,660	4,351		236	3.4%	188	7.1%	48	1.1%
	New England	14	5,384		100%	18,269	6,514	11,755		18,114	6,749	11,365		155	0.9%	(235)	-3.5%	390	3.4%
	Philadelphia	12	5,543		87%	15,582	6,120	9,462		15,208	6,050	9,158		374	2.5%	70	1.2%	304	3.3%
	Washington	19	9,286		89%	26,181	9,413	16,768		25,501	9,276	16,225		680	2.7%	137	1.5%	543	3.3%

		55	22,820		92%	67,279	24,895	42,384	96.0%	65,834	24,735	41,099	94.5%	1,445	2.2%	160	0.6%	1,285	3.1%

Southeast
	Atlanta	16	4,382		83%	7,223	3,871	3,352		6,895	3,917	2,978		328	4.8%	(46)	-1.2%	374	12.6%
	Savannah-Augusta	5	1,004		87%	1,671	809	862		1,672	749	923		(1)	-0.1%	60	8.0%	(61)	-6.6%
	Charlotte-Gastonia	3	772		86%	1,076	581	495		1,081	604	477		(5)	-0.5%	(23)	-3.8%	18	3.8%
	Columbia-Charleston	9	2,118		74%	3,046	1,617	1,429		2,890	1,502	1,388		156	5.4%	115	7.7%	41	3.0%
	Nashville	8	2,492		74%	4,003	1,921	2,082		3,792	1,685	2,107		211	5.6%	236	14.0%	(25)	-1.2%
	Norfolk	10	3,161		79%	6,654	2,383	4,271		6,497	2,328	4,169		157	2.4%	55	2.4%	102	2.4%
	Raleigh-Durham-Chapel Hill	7	2,170		70%	2,486	1,519	967		2,468	1,384	1,084		18	0.7%	135	9.8%	(117)	-10.8%
	Richmond-Petersburg	5	1,208		80%	2,182	836	1,346		2,155	840	1,315		27	1.3%	(4)	-0.5%	31	2.4%
	Southeast Other	14	3,041		80%	4,344	2,373	1,971		4,190	2,117	2,073		154	3.7%	256	12.1%	(102)	-4.9%

		77	20,348		81%	32,685	15,910	16,775	91.9%	31,640	15,126	16,514	89.8%	1,045	3.3%	784	5.2%	261	1.6%

Florida
	Jacksonville	4	1,204		86%	2,220	872	1,348		2,145	832	1,313		75	3.5%	40	4.8%	35	2.7%
	Miami-Fort Lauderdale	9	2,754		81%	7,607	3,222	4,385		7,267	2,835	4,432		340	4.7%	387	13.7%	(47)	-1.1%
	Orlando-Daytona	24	6,076		91%	12,357	5,468	6,889		12,063	5,091	6,972		294	2.4%	377	7.4%	(83)	-1.2%
	Tampa-St. Petersburg	20	5,370		72%	8,357	3,717	4,640		8,106	3,509	4,597		251	3.1%	208	5.9%	43	0.9%
	West Palm Beach-Boca	5	1,505		100%	4,045	1,634	2,411		3,914	1,527	2,387		131	3.3%	107	7.0%	24	1.0%

		62	16,909		83%	34,586	14,913	19,673	97.0%	33,495	13,794	19,701	96.1%	1,091	3.3%	1,119	8.1%	(28)	-0.1%

Midwest
	Chicago	22	6,320		83%	15,036	6,802	8,234		14,691	6,378	8,313		345	2.3%	424	6.6%	(79)	-1.0%
	Cincinnati-Dayton	9	1,891		59%	2,716	1,215	1,501		2,706	1,300	1,406		10	0.4%	(85)	-6.5%	95	6.8%
	Columbus	9	2,012		71%	2,338	1,328	1,010		2,278	1,463	815		60	2.6%	(135)	-9.2%	195	23.9%
	Detroit-Ann Arbor	6	1,665		62%	2,165	1,109	1,056		2,030	1,063	967		135	6.7%	46	4.3%	89	9.2%
	Grand Rapids-Lansing	13	4,734		66%	5,741	3,145	2,596		5,411	3,161	2,250		330	6.1%	(16)	-0.5%	346	15.4%
	Indianapolis	29	9,451		84%	13,354	6,987	6,367		12,856	7,197	5,659		498	3.9%	(210)	-2.9%	708	12.5%
	Minneapolis-St Paul	5	1,430		83%	3,517	1,772	1,745		3,181	1,617	1,564		336	10.6%	155	9.6%	181	11.6%
	Midwest Other	17	5,950		76%	7,833	4,208	3,625		7,495	3,898	3,597		338	4.5%	310	8.0%	28	0.8%

		110	33,453		78%	52,700	26,566	26,134	92.4%	50,648	26,077	24,571	89.5%	2,052	4.1%	489	1.9%	1,563	6.4%

Texas
	Austin-San Marcos	10	2,217		93%	3,882	2,267	1,615		3,759	1,938	1,821		123	3.3%	329	17.0%	(206)	-11.3%
	Dallas-Fort Worth	23	6,007		78%	8,142	5,249	2,893		7,750	4,087	3,663		392	5.1%	1,162	28.4%	(770)	-21.0%
	Houston-Galveston	36	9,570		68%	10,827	6,949	3,878		10,390	5,903	4,487		437	4.2%	1,046	17.7%	(609)	-13.6%
	San Antonio	11	2,647		94%	4,159	2,361	1,798		3,940	1,975	1,965		219	5.6%	386	19.5%	(167)	-8.5%
	Texas Other	4	911		57%	897	480	417		870	396	474		27	3.1%	84	21.2%	(57)	-12.0%

		84	21,352		76%	27,907	17,306	10,601	89.2%	26,709	14,299	12,410	86.3%	1,198	4.5%	3,007	21.0%	(1,809)	-14.6%

West
	Denver	22	4,813		84%	9,017	4,147	4,870		8,183	3,845	4,338		834	10.2%	302	7.9%	532	12.3%
	Phoenix-Mesa	25	6,907		92%	11,685	5,918	5,767		11,019	5,446	5,573		666	6.0%	472	8.7%	194	3.5%
	Salt Lake City-Ogden	4	1,511		86%	2,303	1,050	1,253		2,178	968	1,210		125	5.7%	82	8.5%	43	3.6%
	Seattle	4	468		59%	672	327	345		645	316	329		27	4.2%	11	3.5%	16	4.9%
	West Other	8	2,296		86%	3,482	1,743	1,739		3,346	1,543	1,803		136	4.1%	200	13.0%	(64)	-3.5%

		63	15,995		87%	27,159	13,185	13,974	93.8%	25,371	12,118	13,253	89.5%	1,788	7.0%	1,067	8.8%	721	5.4%

California
	Bay Area & Sacramento	5	1,291		45%	1,704	695	1,009		1,667	714	953		37	2.2%	(19)	-2.7%	56	5.9%
	Los Angeles-Long Beach-Ventura	12	2,432		87%	10,321	3,147	7,174		9,738	2,998	6,740		583	6.0%	149	5.0%	434	6.4%
	Orange County-Riverside	7	1,651		83%	5,250	1,686	3,564		5,000	1,515	3,485		250	5.0%	171	11.3%	79	2.3%
	San Diego	6	2,123		93%	6,649	2,110	4,539		6,410	2,006	4,404		239	3.7%	104	5.2%	135	3.1%

		30	7,497		80%	23,924	7,638	16,286	96.3%	22,815	7,233	15,582	95.0%	1,109	4.9%	405	5.6%	704	4.5%

	SAME STORE SALES TOTALS	481	138,374	(2)	82%	266,240	120,413	145,827	93.4%	256,512	113,382	143,130	91.0%	9,728	3.8%	7,031	6.2%	2,697	1.9%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)						113,310	64,665	48,645		110,114	58,450	51,664

Total Rental and other property revenues and property operating expense per GAAP Income Statement						379,550	185,078	194,472		366,626	171,832	194,794

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 112,800 at September 30, 2005.

Supplemental Schedule 6(c)
Same Store Sales
Nine Months Ended 2005 versus Nine Months Ended 2004
(unaudited) (in thousands, except site and unit data)

											Change Nine Months Ended September 30, 2005
					Nine Months Ended			Nine Months Ended			From September 30, 2004
					September 30, 2005			September 30, 2004			Revenue		Expenses			NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%		Amt	%

Northeast
	Baltimore	10	2,607	92%	21,090	8,436	12,654	19,932	7,576	12,356	1,158	5.8%	860	11.4%		298	2.4%
	New England	14	5,384	100%	53,609	20,187	33,422	51,047	18,654	32,393	2,562	5.0%	1,533	8.2%		1,029	3.2%
	Philadelphia	11	5,193	87%	42,604	17,077	25,527	41,273	16,158	25,115	1,331	3.2%	919	5.7%		412	1.6%
	Washington	19	9,286	89%	76,569	28,251	48,318	73,196	26,404	46,792	3,373	4.6%	1,847	7.0%		1,526	3.3%

		54	22,470	91%	193,872	73,951	119,921	185,448	68,792	116,656	8,424	4.5%	5,159	7.5%		3,265	2.8%

Southeast
	Atlanta	16	4,382	83%	20,917	11,227	9,690	20,072	10,222	9,850	845	4.2%	1,005	9.8%		(160)	-1.6%
	Savannah-Augusta	5	1,004	87%	4,923	2,197	2,726	4,738	1,945	2,793	185	3.9%	252	13.0%		(67)	-2.4%
	Charlotte-Gastonia	3	772	86%	3,243	1,709	1,534	3,247	1,426	1,821	(4)	-0.1%	283	19.8%		(287)	-15.8%
	Columbia-Charleston	9	2,118	74%	8,740	4,468	4,272	8,481	4,073	4,408	259	3.1%	395	9.7%		(136)	-3.1%
	Nashville	8	2,492	74%	11,533	5,135	6,398	11,105	4,440	6,665	428	3.9%	695	15.7%		(267)	-4.0%
	Norfolk	10	3,161	79%	19,355	6,863	12,492	18,916	6,129	12,787	439	2.3%	734	12.0%		(295)	-2.3%
	Raleigh-Durham-Chapel Hill	7	2,170	70%	7,465	4,189	3,276	7,184	3,857	3,327	281	3.9%	332	8.6%		(51)	-1.5%
	Richmond-Petersburg	5	1,208	80%	6,418	2,448	3,970	6,470	2,251	4,219	(52)	-0.8%	197	8.8%		(249)	-5.9%
	Southeast Other	14	3,041	80%	12,653	6,584	6,069	11,458	6,679	4,779	1,195	10.4%	(95)	-1.4%		1,290	27.0%

		77	20,348	79%	95,247	44,820	50,427	91,671	41,022	50,649	3,576	3.9%	3,798	9.3%		(222)	-0.4%

Florida
	Jacksonville	4	1,204	86%	6,456	2,541	3,915	5,972	2,515	3,457	484	8.1%	26	1.0%		458	13.2%
	Miami-Fort Lauderdale	9	2,754	81%	21,945	8,898	13,047	20,010	8,519	11,491	1,935	9.7%	379	4.4%		1,556	13.5%
	Orlando-Daytona	24	6,076	91%	36,198	15,654	20,544	31,712	15,309	16,403	4,486	14.1%	345	2.3%		4,141	25.2%
	Tampa-St. Petersburg	20	5,370	72%	24,376	10,740	13,636	21,857	10,151	11,706	2,519	11.5%	589	5.8%		1,930	16.5%
	West Palm Beach-Boca	5	1,505	100%	11,870	4,792	7,078	10,590	4,673	5,917	1,280	12.1%	119	2.5%		1,161	19.6%

		62	16,909	84%	100,845	42,625	58,220	90,141	41,167	48,974	10,704	11.9%	1,458	3.5%		9,246	18.9%

Midwest
	Chicago	22	6,320	83%	44,197	19,808	24,389	42,568	19,612	22,956	1,629	3.8%	196	1.0%		1,433	6.2%
	Cincinnati-Dayton	8	1,601	59%	6,413	3,028	3,385	5,969	2,986	2,983	444	7.4%	42	1.4%		402	13.5%
	Columbus	9	2,012	71%	6,859	3,902	2,957	7,332	3,320	4,012	(473)	-6.5%	582	17.5%		(1,055)	-26.3%
	Detroit-Ann Arbor	6	1,665	62%	6,119	3,300	2,819	6,260	2,627	3,633	(141)	-2.3%	673	25.6%		(814)	-22.4%
	Grand Rapids-Lansing	13	4,734	66%	16,598	9,198	7,400	16,242	8,865	7,377	356	2.2%	333	3.8%		23	0.3%
	Indianapolis	28	8,869	86%	37,038	19,861	17,177	35,514	17,106	18,408	1,524	4.3%	2,755	16.1%		(1,231)	-6.7%
	Minneapolis-St Paul	5	1,430	83%	10,036	5,064	4,972	9,882	5,019	4,863	154	1.6%	45	0.9%		109	2.2%
	Midwest Other	16	5,470	78%	21,485	11,099	10,386	21,077	10,358	10,719	408	1.9%	741	7.2%		(333)	-3.1%

		107	32,101	78%	148,745	75,260	73,485	144,844	69,893	74,951	3,901	2.7%	5,367	7.7%		(1,466)	-2.0%

Texas
	Austin-San Marcos	10	2,217	93%	11,340	6,141	5,199	10,350	5,709	4,641	990	9.6%	432	7.6%		558	12.0%
	Dallas-Fort Worth	23	6,007	78%	23,596	13,665	9,931	21,770	13,038	8,732	1,826	8.4%	627	4.8%		1,199	13.7%
	Houston-Galveston	36	9,570	68%	31,718	19,029	12,689	31,120	17,981	13,139	598	1.9%	1,048	5.8%		(450)	-3.4%
	San Antonio	11	2,647	94%	12,021	6,271	5,750	11,681	6,065	5,616	340	2.9%	206	3.4%		134	2.4%
	Texas Other	4	911	57%	2,627	1,303	1,324	2,497	1,218	1,279	130	5.2%	85	7.0%		45	3.5%

		84	21,352	76%	81,302	46,409	34,893	77,418	44,011	33,407	3,884	5.0%	2,398	5.4%		1,486	4.4%

West
	Denver	22	4,813	84%	25,380	11,692	13,688	24,356	11,620	12,736	1,024	4.2%	72	0.6%		952	7.5%
	Phoenix-Mesa	25	6,907	92%	33,429	16,643	16,786	29,297	15,991	13,306	4,132	14.1%	652	4.1%		3,480	26.2%
	Salt Lake City-Ogden	4	1,511	86%	6,675	2,949	3,726	6,335	2,652	3,683	340	5.4%	297	11.2%		43	1.2%
	Seattle	4	468	59%	1,949	958	991	1,825	949	876	124	6.8%	9	0.9%		115	13.1%
	West Other	8	2,296	86%	10,101	4,812	5,289	9,314	4,417	4,897	787	8.4%	395	8.9%		392	8.0%

		63	15,995	87%	77,534	37,054	40,480	71,127	35,629	35,498	6,407	9.0%	1,425	4.0%		4,982	14.0%

California
	Bay Area & Sacramento	5	1,291	45%	5,032	2,091	2,941	4,834	2,075	2,759	198	4.1%	16	0.8%		182	6.6%
	Los Angeles-Long Beach-Ventura	12	2,432	87%	29,688	8,998	20,690	28,003	9,021	18,982	1,685	6.0%	(23)	-0.3%		1,708	9.0%
	Orange County-Riverside	7	1,651	83%	15,196	4,744	10,452	13,959	4,839	9,120	1,237	8.9%	(95)	-2.0%		1,332	14.6%
	San Diego	6	2,123	93%	19,356	6,081	13,275	17,901	5,411	12,490	1,455	8.1%	670	12.4%		785	6.3%

		30	7,497	81%	69,272	21,914	47,358	64,697	21,346	43,351	4,575	7.1%	568	2.7%		4,007	9.2%

	SAME STORE SALES TOTALS	477	136,672	82%	766,817	342,033	424,784	725,346	321,860	403,486	41,471	5.7%	20,173	6.3	% (2)	21,298	5.3	% (2)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					332,966	186,723	146,243	259,802	152,583	107,219

Total Rental and other property revenues and property operating expense per GAAP Income Statement					1,099,783	528,756	571,027	985,148	474,443	510,705

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Excluding the $1.2 million impact related to uninsured hurricane and storm damages that occurred in Q3 2004, same store sales expenses would have increased 6.7% and NOI would have increased 5.0%.

Supplemental Schedule 7
Selected Portfolio Performance Data
(unaudited)
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average third quarter 2005	$872	$587	$764
Occupancy, average third quarter 2005	94.8%	91.0%	93.4%
Operating Margin	58.4%	43.9%	54.8%
Total # of Properties	283	198	481
Total # of Units	84,926	53,448	138,374
Proportionate Owned Units	73,761	39,027	112,788
% of Total Same Store NOI	79.7%	20.3%	100.0%

3rd Quarter 2005 vs 3rd Quarter 2004

Revenue	6.6%	5.8%	6.4%
Expenses	5.9%	5.9%	5.9%
NOI	7.1%	5.6%	6.8%

Sequential, 3rd Quarter 2005 vs 2nd Quarter 2005

Revenue	3.7%	3.9%	3.8%
Expenses	5.0%	8.9%	6.2%
NOI	2.9%	-1.8%	1.9%

YTD September 2005 vs. YTD September 2004

Revenue	5.8%	5.5%	5.7%
Expenses	5.8%	7.2%	6.3%
NOI	5.8%	3.5%	5.3%
TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended September 30, 2005			Quarter Ended September 30, 2004
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
% of Total Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1 Washington, D.C.	10.4%	0.3%	10.7%	11.0%	1.2%	12.2%
2 Los Angeles-Long Beach-Ventura	7.4%	0.0%	7.4%	7.4%	0.0%	7.4%
3 Philadelphia	7.3%	0.0%	7.3%	5.8%	0.0%	5.8%
4 New England	7.1%	0.0%	7.1%	7.0%	0.0%	7.0%
5 Miami-Fort Lauderdale	5.8%	0.0%	5.8%	3.7%	0.0%	3.7%
6 Chicago	4.6%	0.3%	4.9%	4.4%	0.2%	4.6%
7 Orlando-Daytona	3.5%	0.6%	4.1%	2.8%	0.6%	3.4%
8 Indianapolis	1.4%	2.4%	3.8%	2.6%	1.8%	4.4%
9 Phoenix-Mesa	2.4%	1.0%	3.4%	1.7%	1.3%	3.0%
10 Denver	2.8%	0.1%	2.9%	2.6%	0.2%	2.8%
11 Tampa-St. Petersburg	2.0%	0.7%	2.7%	1.8%	0.7%	2.5%
12 San Diego	2.6%	0.0%	2.6%	2.8%	0.0%	2.8%
13 Baltimore	2.6%	0.0%	2.6%	2.6%	0.1%	2.7%
14 Norfolk	2.5%	0.0%	2.5%	2.3%	0.3%	2.6%
15 Houston-Galveston	1.2%	1.1%	2.3%	2.0%	0.4%	2.4%
16 Orange County-Riverside	2.2%	0.0%	2.2%	2.2%	0.0%	2.2%
17 Atlanta	1.7%	0.3%	2.0%	2.0%	0.8%	2.8%
18 Cincinnati-Dayton	0.8%	0.9%	1.7%	0.7%	1.0%	1.7%
19 Dallas-Fort Worth	0.6%	1.1%	1.7%	0.8%	0.8%	1.6%
20 New York	1.7%	0.0%	1.7%	1.0%	0.0%	1.0%

Subtotal Top 20 Markets	70.6%	8.8%	79.4%	67.2%	9.4%	76.6%

All Other Markets (45 in 2005 and 50 in 2004)	9.5%	11.1%	20.6%	12.7%	10.7%	23.4%

Total Conventional NOI	80.1%	19.9%	100.0%	79.9%	20.1%	100.0%

Rent, average third quarter	$901	$588	$783	$804	$560	$728
Occupancy, average third quarter	93.0%	90.9%	92.2%	92.5%	90.8%	92.0%
Total # of Properties	328	238	566	379	232	611
Total # of Units	99,114	61,213	160,327	114,573	54,589	169,162
Proportionate Owned Units	84,801	45,513	130,314	91,376	43,467	134,843
Average Home Value*	$214,089	$138,384	$182,679
REIS Growth Rate (4 year weighted average)**	3.3%	2.5%	3.0%

*	Source: Claritas, based on 2004 data

**	Source: REIS, based on Q1 2005 forecasted data

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)

THIRD QUARTER 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross		Property	Net Sales	Aimco Gross	Aimco Net	Average
	of	of	Proceeds	FCF (1)	Debt	Proceeds (2)	Proceeds	Proceeds	Rent
	Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($mm)	($/unit)

Conventional Non-Core	24	4,867	$284	5.1%	$136	$130	$259	$121	$726

Affordable	12	1,511	50	6.9%	29	21	17	9	625

Total Dispositions	36	6,378	$334	5.3%	$165	$151	$276	$130	$702

YEAR — TO — DATE 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross		Property	Net Sales	Aimco Gross	Aimco Net	Average
	of	of	Proceeds	FCF(1)	Debt	Proceeds(2)	Proceeds	Proceeds	Rent
	Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($mm)	($/unit)

Conventional Non-Core	32	6,559	$379	5.1%	$171	$183	$330	$160	$712

Affordable	33	3,858	144	6.6%	73	62	73	41	638

Total Dispositions (3)(4)	65	10,417	$523	5.5%	$244	$245	$403	$201	$685

(1)	Free Cash Flow (FCF) includes a $525 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price

(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs

(3)	Activity provided in the table above does not include sales of certain general partner interests that generated net proceeds to Aimco of $1.9 million to date in 2005

(4)	Activity provided in the table above does not include certain affiliate sales associated with tax credit transactions that generated net proceeds to Aimco of $1.4 million to date in 2005

THIRD QUARTER 2005 PROPERTY ACQUISITION ACTIVITY

		Number	Number	Gross	Property	Average
	Ownership	of	of	Purchase	Debt	Rent
	Percent	Properties	Units	Price ($mm)	($mm)	($/unit)

University communities (3)	33%	1	514	$71	$45	$1,156

YEAR — TO — DATE 2005 PROPERTY ACQUISITION ACTIVITY

		Number	Number	Gross	Property	Average
	Ownership	of	of	Purchase	Debt	Rent
	Percent	Properties	Units	Price ($mm)	($mm)	($/unit)

Conventional (2)	100%	6	1,012	$281	$169	$2,532

University communities (1)(3)	33%	1	514	71	45	1,156

Total Acquisitions		7	1,526	$352	$214	$2,068

(1)	Year-to-date acquisition activity does not include Chestnut Hall, a 315-unit property, acquired through Aimco’s joint venture with CalSTRS and under a confidential partnership agreement with the University of Pennsylvania.

(2)	Properties acquired are located in New York City (4 properties), Los Angeles, CA and Edgewater, NJ.

(3)	Property acquired is located near the California Polytechnic State University in San Luis Obispo, CA

Supplemental Schedule 9
Capital Expenditures
For the Nine Months Ended September 30, 2005
(in thousands, except per unit)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the nine months ended September 30, 2005 (per unit is based on approximately 152,360 units which represent effective units (excluding non-managed units) weighted for the period):

	Actual Amount	Per Unit
Capital Replacements Detail:

Building Interiors	$11,092	$73
Includes: Hot water heaters, kitchen/bath

Building Exteriors	11,130	73
Includes: Roofs, exterior painting, electrical, plumbing

Landscaping and Grounds	6,258	41
Includes: Parking lot improvements, pool improvements

Turnover Related	29,689	195
Includes: Carpet, vinyl, tile, appliance and fixture replacements

Capitalized site payroll and indirect costs	11,171	73

Total Aimco’s share of Capital Replacements	$69,340	$455

Capital Replacements:
Conventional	65,217
Affordable	4,123

Total Aimco’s share of Capital Replacements	$69,340

Capital Improvements:
Conventional	70,800
Affordable	14,310

Total Aimco’s share of Capital Improvements	$85,110

Casualties:
Conventional	15,128
Affordable	1,062

Total Aimco’s share of Casualties	$16,190

Redevelopment (see Schedule 10 for further project details):
Conventional	96,404
Affordable	2,073

Total Aimco’s share of Redevelopment	$98,477

Total Aimco’s share of Capital Expenditures	$269,117

Plus minority partners’ share of consolidated spending	63,225
Less Aimco’s share of unconsolidated spending	(8,296)

Total Spending per Consolidated Statement of Cash Flows	$324,046

Supplemental Schedule 10

Summary of 2005 Redevelopment Activity
As of September 30, 2005
(in millions, except unit data)
(values are not adjusted for Aimco’s ownership unless indicated)
(unaudited)

			Cost in Millions					Redevelopment Timeline				Number of Units
			Total
			Expected	Inception to	Year to	Year to
		Number	Spend at	Date Spend at	Date Spend	Date Spend	Expected		Construction	Construction				Out of
Property (2) City, State	Ownership %	of Units	100%	100%	at 100%	at AIV%	NOI Yield	Acquisition	Start	Complete	Stabilization	Completed	Leased (1)	Service

Redevelopment — Major Project Detail

Flamingo South Beach Miami Beach, FL	99.1%	1,688	$287.3	$287.3	$6.7	$5.6	5%	Q31997	Q3 1997	Q1 2004	Q3 2005	1,688	1,577	—

Belmont Place Marietta, GA	63.1%	326	32.4	31.2	10.2	6.5	9%	Q21998	Q4 2003	Q3 2005	Q3 2005	326	314	—

	Subtotal	2,014	$319.7	$318.5	$16.9	$12.1						2,014	1,891	—

Redevelopment — Other Projects

Conventional	31 properties	14,301	$195.3	$87.8	$61.9	$51.3
Affordable / Tax Credit	17 properties	2,934	114.2	75.2	23.8	2.5
Other Redevelopment					37.9	32.6

	Subtotal	17,235	$309.5	$163.0	$123.6	$86.4

	Total	19,249	$629.2	$481.5	$140.5	$98.5

(1)  Leased units include pre-leased.
(2)  Excludes approved projects for which construction budgets and scopes are not finalized.

Supplemental Schedule 11
Apartment Unit Summary
As of September 30, 2005
(unaudited)

			Aimco’s	Aimco’s
	Total	Total	Effective	Average
	# Properties	# Units	# Units	Ownership %
Conventional Real Estate Portfolio:

Wholly-owned Consolidated Core Properties	197	55,410	55,410	100%
Partially-owned Consolidated Core Properties	109	37,368	27,204	73%
Partially-owned Unconsolidated Core Properties	22	6,336	2,187	35%

Sub-total Core Properties	328	99,114	84,801	86%

Wholly-owned Consolidated Non-Core Properties	118	32,395	32,395	100%
Partially-owned Consolidated Non-Core Properties	90	23,265	11,298	49%
Partially-owned Unconsolidated Non-Core Properties	30	5,553	1,820	33%

Sub-total Non-Core Properties	238	61,213	45,513	74%

Total	566	160,327	130,314	81%

Aimco Capital Real Estate Portfolio:

Wholly-owned Consolidated Properties	73	9,518	9,518	100%
Partially-owned Consolidated Properties	64	8,131	3,368	41%
Partially-owned Unconsolidated Properties	234	26,702	5,206	19%

Total	371	44,351	18,092	41%

Total Owned Real Estate Portfolio:

Wholly-owned Consolidated Properties	388	97,323	97,323	100%
Partially-owned Consolidated Properties	263	68,764	41,870	61%
Partially-owned Unconsolidated Properties	286	38,591	9,213	24%

Total	937	204,678	148,406	73%

Management Contracts:
Property Managed for Third Parties	53	5,133
Asset-managed	434	41,439

Total	487	46,572

Total Portfolio	1,424	251,250

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule I for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for or recovery of losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.
Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Further, these properties would not be classified as held for sale. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.